Exhibit 10.1

EXPENSE ADVANCEMENT AGREEMENT

This EXPENSE ADVANCEMENT AGREEMENT (“Agreement”), is made this 16th day of December 2011, between WINN-DIXIE STORES, INC., a Florida corporation (the “Company”), and each individual who is a signatory hereto (each, an “Indemnitee”).

WHEREAS, in connection with each Indemnitee’s service as a member of the Board of Directors of the Company (the “Board”), the Company agrees with each Indemnitee as follows:

1. Advancement of Expenses. In accordance with Section 7.6 of the amended and restated articles of incorporation of the Company (the “Articles”) and Section 13.6 of the amended and restated by-laws of the Company (the “By-Laws”), the Company agrees that if any Indemnitee incurs any expenses in defending any civil or criminal proceeding brought in connection with such Indemnitee’s service on the Board, such expenses shall be paid by the Company, to the fullest extent permitted by law, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Company pursuant to the applicable provisions of the Articles and By-Laws.

2. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period each Indemnitee serves as a member of the Board and shall continue thereafter so long as such Indemnitee shall be or shall become subject to any civil or criminal proceeding by reason of his or her status as a member of the Board, whether or not such Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

3. General Provisions.

3.1 This Agreement together with the Articles and By-Laws constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

3.2 The Company shall not seek from a court a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

3.3 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. If any provision of this Agreement conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

3.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile or .pdf signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5 No supplement, modification, termination or amendment of this Agreement shall be binding on any party hereto unless executed in writing by such party.

3.6 No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

3.7 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WINN-DIXIE STORES, INC.

By:	/s/ Timothy L. Williams
	Name:	Timothy L. Williams
	Title:	SVP, General Counsel and Corporate Secretary

INDEMNITEES

/s/ Evelyn V. Follit
Evelyn V. Follit

/s/ Charles P. Garcia
Charles P. Garcia

/s/ Jeffrey C. Girard
Jeffrey C. Girard

/s/ Yvonne R. Jackson
Yvonne R. Jackson

/s/ Gregory P. Josefowicz
Gregory P. Josefowicz

/s/ Peter L. Lynch
Peter L. Lynch

/s/ James P. Olson
James P. Olson

/s/ Terry Peets
Terry Peets

/s/ Richard E. Rivera
Richard E. Rivera

[Signature Page to Expense Advance Agreement]